Exhibit 99.1

Live Ventures Announces Acquisition of Flooring Liquidators, Inc.

for $84 million

Latest acquisition to the Live Ventures portfolio reinforces strategy and adds significant new revenue stream of approximately $125 Million per year - about a 50% increase in annual sales

LAS VEGAS, January 19, 2023 – Live Ventures Incorporated (Nasdaq: LIVE), a diversified holding company (“Live Ventures”), has acquired the outstanding equity interests of Flooring Liquidators, Inc., a leading retailer and installer of floors, carpets, and countertops to consumers, builders and contractors in California and Nevada (“Flooring Liquidators”). The transaction, valued at approximately $84 million, was financed through a combination of cash, debt, including a $5 million note from Isaac Capital Group¹, and the issuance of 116,441 shares of our common stock, representing a 3.78% dilution of Live Ventures’ fully diluted common stock.

As part of the acquisition, Live Ventures will retain Flooring Liquidators’ existing management team and all 625 employees and contractors.

Founded by Steve Kellogg in 1997, Modesto, California-based Flooring Liquidators provides floor, cabinets, countertops, and installation services in California and Nevada, operating 20 warehouse-format stores and a design center. Over the years, the company established a strong reputation for innovation, efficiency and service in the home renovation and improvement market. Flooring Liquidators serves retail and builder customers through three businesses: retail customers through its Flooring Liquidators retail stores, builder and contractor customers through Elite Builder Services, Inc., and residential and business customers through 7 Day Stone, Inc.

“We are thrilled to add Flooring Liquidators to our family of companies,” said Jon Isaac, President and CEO of Live Ventures, “and we welcome all employees of Flooring Liquidators to the Live Ventures family. This is the kind of company we love—run by a visionary founder, staffed by talented people, and providing products and services that individuals and businesses want and need. It fits perfectly within our existing operation and our ‘buy-build-hold’ strategy. We expect the acquisition to increase our overall revenues by approximately 50%, or about $125 million per year, and grow in the coming years.”

As part of the transaction, Live Ventures also acquired Floorable, LLC, the company’s franchise opportunity utilizing proprietary in-home shopping mobile showrooms and an established back-office support system along with K2L Leasing, LLC and SJ &K Equipment, Inc.

“We’re very proud of what we’ve accomplished,” said Kellogg, Flooring Liquidators’ founder and CEO. “We know there are strong growth opportunities in all three of our divisions: retail, builder, and mobile store. We look forward to collaborating with Jon’s team to gain access to growth capital and to benefit from our respective business expertise.”

Flooring Liquidators’ main websites are www.flooringliquidators.net, www.sevendaystone.com, and www.elitebuilderservices.com.

About Live Ventures

Live Ventures is a diversified holding company with a strategic focus on value-oriented acquisitions of domestic middle-market companies. Live Ventures’ acquisition strategy is sector agnostic and focuses on well-run, closely held businesses with a demonstrated track record of earnings growth and cash flow generation. The Company looks for opportunities to partner with management teams of its acquired businesses to build increased stockholder value through a disciplined buy-build-hold long-term focused strategy. Live Ventures was founded in 1968. In late 2011 Jon Isaac, CEO and strategic investor, joined the Board of Directors and later refocused it into a diversified holding company. The Company’s current portfolio of diversified operating subsidiaries includes companies in the textile, flooring, tools, steel, entertainment, and financial services industries.

Forward-Looking and Cautionary Statements

The use of the word “company” or “Company” refers to Live Ventures Incorporated and its wholly-owned subsidiaries. This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, each as amended, that are intended to be covered by the “safe harbor” created by those sections. In accordance with such safe harbor provisions, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the company’s actual results, including statements relating to our belief that Flooring Liquidators fits perfectly within our existing operation and our ‘buy-build-hold’ strategy, Flooring Liquidators’ business model offering Live Ventures a significant opportunity for reinvestment of capital, the significant growth opportunity in all three Flooring liquidators divisions, our belief that the transaction will provide Flooring Liquidators better access to both growth capital and management expertise, and our expectation that the acquisition of Flooring Liquidators will increase the Company’s total revenues by approximately 50 percent, or approximately $125 million per year. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," and similar statements. Live Ventures may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on Forms 10-K and 10-Q, Current Reports on Form 8-K, in its annual report to stockholders, in press releases and other written materials, and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate, and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 (available at http://www.sec.gov). Live Ventures undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contact:

Live Ventures Incorporated

Greg Powell, Director of Investor Relations

725.500.5597

gpowell@liveventures.com

www.liveventures.com

Source: Live Ventures Incorporated